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_______________________________________________________________________________

LIABILITIES AND SHAREHOLDERS' EQUITY     June 30,    December 31,    June 30,

                                              1995          1994          1994
Current liabilities
    Current portion of long term debt      $             $             $24,000

    Trade accounts payable                 618,000       808,000       831,000

    Accrued compensation                   321,000       837,000       422,000

    Taxes, other than income taxes         177,000       194,000       210,000

    Billings in excess of costs                          451,000       181,000

    Deferred income taxes                                 22,000

    Income taxes                           948,000       437,000

    Other accrued expenses                 696,000       743,000       454,000
                                          --------      --------      --------
         Total current liabilities       2,760,000     3,492,000     2,122,000

Long term debt, less current portion
    Capitalized leases                                                  48,000

    Notes payable                        2,500,000     5,500,000     5,500,000
                                          --------      --------      --------
         Total long term debt            2,500,000     5,500,000     5,548,000

Deferred income taxes                    4,792,000     4,383,000     3,764,000

Minority interest in subsidiary                  -             -       991,000

Shareholders' equity
    Common stock without par value, authorized
       4,000,000 issued 1,829,408        1,829,000     1,829,000     1,829,000

    Capital in excess of stated value    4,985,000     4,979,000     4,980,000

    Unrealized gains on investments         31,000

    Retained earnings                   23,311,000    20,999,000    19,592,000
                                        ----------    ----------    ----------
                                        30,156,000    27,807,000    26,401,000
    Less 172,631, 190,662, & 186,201
       treasury shares, at cost          1,279,000     1,378,000     1,311,000
                                         ---------     ---------     ---------
          Total shareholders' equity    28,877,000    26,429,000    25,090,000

Total Liabilities and Shareholders'
     Equity                            $38,929,000   $39,804,000   $37,515,000
                                        ==========    ==========    ==========
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See accompanying Notes to Consolidated Financial Statements.
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